Flora Growth Corp. Reports Second Quarter 2023 Financial Results

FORT LAUDERDALE, FLORIDA – August 10, 2023 – Flora Growth Corp. (NASDAQ: FLGC) ("Flora" or the "Company"), a consumer-packaged goods leader and pharmaceutical distributor serving all 50 states and 28 countries with 20,000+ points of distribution around the world, reported today its financial and operating results for the three and six months ended June 30, 2023. All financial information is provided in U.S. dollars unless indicated otherwise.

“The second quarter marked a transitional phase for Flora. Our dedicated efforts were focused on cost reductions and resource optimization, the effects of which are expected to be felt in quarters to come. Throughout this rebuilding phase, we will continue to prioritize Flora as a leading consumer brand globally,” said Clifford Starke, Chief Executive Officer.

Financial and Operating Highlights for the Quarter

  Flora generated $21.5 million in revenue, a 140% increase year-over-year.
  Gross profit increased 19% year-over-year, to $4.0 million.
  Net loss of $44.6 million. Net loss in the quarter includes the impact of impairment expenses of $34.9 million, losses on discontinued operations of $7.6 million, depreciation and amortization of $0.9 million and share-based compensation of $0.3 million.

Financial and Operating Highlights for the Year-to-Date

  Flora generated $40.8 million in revenue, a 210% increase year-over-year.
  Gross profit for increased 68% year-over-year, to $9.3 million.
  Net loss of $48.5 million. Net loss in the period includes the impact of impairment expenses of $34.9 million, losses on discontinued operations of $8.3 million, depreciation and amortization of $1.7 million and share-based compensation of $1.0 million.

Board of Directors Update

Beverley Richardson, a member of the board of directors, has resigned from the Company.

Conference Call

A conference call hosted by senior management will be held on Tuesday, August 15, 2023 at 9:00 AM EST. Please join the conference call approximately ten minutes prior to the scheduled start time.

Dial-in details for the conference call are as follows:

Toll-Free (North America): 1-800-319-4610

International Toll: +1-604-638-5340

About Flora Growth Corp.

Flora Growth Corp. is a consumer-packaged goods leader and pharmaceutical distributor serving all 50 states and 28 countries with 20,000+ points of distribution around the world. For more information on Flora, visit www.floragrowth.com.

https://justcbdstore.com/

https://www.vesselbrand.com/

https://justcbdstore.uk/

https://www.phatebo.de/home-en

Investor Relations:

Investor Relations ir@floragrowth.com

Clifford Starke Clifford.Starke@floragrowth.com

Media:

media@floragrowth.com

Cautionary Statement Concerning Forward Looking Statements

This press release contains “forward looking statements,” as defined by federal securities laws. Forward-looking statements reflect Flora’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward looking statements are subject to various and risks and uncertainties, including those described under section entitled “Risk Factors” in Flora’s Annual Report on Form 10K filed with the SEC on March 31, 2023, as such factors may be updated from time to time in Flora’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora’s filings with the SEC. While forward looking statements reflect Flora’s good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based on information currently available to Flora (or to third parties making the forward-looking statements).